As filed with the Securities and Exchange Commission on November 19, 1999

                                                    Registration No. 333-31027


                         SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                        ------------------------------------

                          POST-EFFECTIVE AMENDMENT NO. 1 TO
                                       FORM S-8
                               REGISTRATION STATEMENT
                                       under the
                               Securities Act of 1933


                             METATEC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


                     Ohio                             31-1647405

        (State or other jurisdiction of      (IRS Employer Identification
        incorporation or organization)                   Number)


                                7001 Metatec Boulevard
                                  Dublin, Ohio 43017
                    (Address of Principal Executive Offices) (Zip Code)

                               Metatec International, Inc.
                           1992 Directors' Stock Option Plan
                                (Full title of the plan)

                       Jeffrey M. Wilkins, Chairman, President and
                                 Chief Executive Officer
                                  7001 Metatec Boulevard
                                    Dublin, Ohio 43017
                           (Name and address of agent for service)

                                       (614) 761-2000

             (Telephone number, including area code, of agent for service)

         This registration statement number 333-31027 was filed with the Securities and Exchange Commission on July 10, 1997, to register an additional 50,000 Shares under the 1992 Directors' Stock Option Plan (the "Plan"). A total of 130,000 Shares were initially registered under the Plan on October 1, 1992 by the filing of registration statement number 33-52700. An additional 30,000 Shares were registered under the Plan on June 13, 1994 by the filing of registration statement number 33-80172. Thus, the total number of Shares registered under the Plan is 210,000.

         On April 20, 1999, the shareholders of Metatec Corporation (the predecessor to the Registrant) approved a new stock option plan for directors, the 1999 Directors Stock Option Plan. The 1999 Directors Stock Option Plan replaced the Plan. As a result, in accordance with the terms of the Plan, no additional options to purchase Shares may be granted under the Plan. A total of 134,845 Shares are subject to options under the Plan, leaving a total of 75,155 Shares that are not subject to options under the Plan. Accordingly, because these Shares can no longer become subject to options under the Plan, the Registrant hereby requests that 25,155 Shares registered under registration statement number 33-80172 be deregistered and that all 50,000 Shares registered under this registration statement number 333-31027 be deregistered.

EXHIBITS

Exhibit
No.                           Exhibit Description

4          Amendment No. 5 to the Registrant's 1992 Directors' Stock Option
           Plan.

24         Powers of Attorney

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on November 9, 1999.

                                     METATEC INTERNATIONAL, INC.


                                     By /s/ Jeffrey M. Wilkins
                                        Jeffrey M. Wilkins, Chairman of
                                        the Board, President, and Chief
                                        Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       NAME                        TITLE                        DATE

/s/ Jeffrey M. Wilkins        Chairman of the Board,
Jeffrey M. Wilkins            President, and Chief
                              Executive Officer              November 9, 1999
                              (principal executive
                              officer), and Director


/s/ Daniel D. Viren           Senior Vice President,
Daniel D. Viren               Chief Financial Officer
                              (principal financial
                              officer and principal
                              accounting officer)           November 9, 1999

A. Grant Bowen*               Director                      November 9, 1999
A. Grant Bowen

Joseph F. Keeler*             Director                      November 9, 1999
Joseph F. Keeler

Peter J. Kight*               Director                      November 9, 1999
Peter J. Kight

Jerry D. Miller*              Director                      November 9, 1999
Jerry D. Miller

James V. Pickett*             Director                      November 9, 1999
James V. Pickett


*The undersigned hereby executes this Post-Effective Amendment to the Registration Statement on behalf of each of the indicated directors of the Registrant pursuant to powers of attorney executed by such directors and filed as an exhibit to this Post-Effective Amendment to the Registration Statement.



                                             /s/ Jeffrey M. Wilkins
                                                Jeffrey M. Wilkins

                                  Exhibit Index
                                                  If Incorporated by Reference,
                                                  Document with which Exhibit
Exhibit Number               Exhibit                 was Previously Filed

     4                Amendment No. 5 to the      Contained herein
                      Registrant's 1992
                      Directors' Stock Option
                      Plan

     24               Powers of Attorney          Incorporated herein by
                                                  reference to Exhibit 24 of
                                                  the Registrant's Registration
                                                  Statement on Form S-8 (File
                                                  No. 333-03125) filed on June
                                                  1, 1999

                                                                    Exhibit 4

                               AMENDMENT NO. 5 TO
                               METATE CORPORATION
                        1992 DIRECTORS' STOCK OPTION PLAN



         The Metatec Corporation 1992 Directors Stock Option Plan, as previously amended (the "Plan"), is hereby amended pursuant to the following provisions:

ss.1.    Definitions.

         All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

ss.2.    Termination of Option Grants.

         If the Company's 1999 Directors Stock Option Plan (the "1999 Plan") is approved by the shareholders of the Company at the 1999 annual meeting of the shareholders, then no further options shall be granted under the Plan, including without limitation the Options which otherwise would be granted automatically immediately following such meeting. If the 1999 Plan is not approved by the shareholders at such meeting, then Option grants shall continue as provided in the Plan.

ss.3.    Effective Date; Interpretation.

         The effective date of this amendment is February 17, 1999, and this amendment shall be deemed to be part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.